Exhibit 99.1

Lifeloc Reports Third Quarter 2018 Results

WHEAT RIDGE, Colo., November 13, 2018 -- Lifeloc Technologies, Inc. (OTC: LCTC), a global leader in the development and manufacturing of breath alcohol testing devices, has announced financial results for the third quarter ended September 30, 2018.
Third Quarter Financial Highlights
We posted quarterly net revenue of $2.06 million resulting in quarterly net income after taxes of $58 thousand, or $0.02 per diluted share.  These results compare to net revenue of $2.00 million for quarterly net income of $190, or $0.00 per diluted share, in the second quarter of 2017.  Revenue for the quarter grew 3% versus the third quarter last year and year to date revenue grew for the first nine months of 2018 6% versus the first nine months last year.
This quarter was the fourth consecutive quarter with year over year growth as our distribution channels improve.  Gross margin on net revenue improved in the current quarter to 46% versus 44% in the same quarter last year primarily due modestly better volume and a better product mix.
Strategic Highlights
Our vision is that Lifeloc becomes the world’s leading company in real-time alcohol and drug abuse detection and monitoring.  To that effect, we continue to invest aggressively in research and development.  This investment amounted to 13% of revenue for the first 9 months of the year.  Lifeloc has focused product development on three specific fronts.
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We will continue to push the bounds on our core portable breathalyzer business as we build a completely new breathalyzer platform with features that customers have demanded.  Keeping our core business at the leading technical edge is critical as the core business allows us to fund our growth opportunities.   This new breathalyzer platform is expected to begin limited production before the end of this year, with full scale production in the first quarter 2019.

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We will build our alcohol monitoring business utilizing the Real-time Alcohol Detection and Recognition or R.A.D.A.R.® device product line acquired last year.  R.A.D.A.R. devices are alcohol monitoring units with biometrics which can be used as a tool to supervise offenders as an alternative to incarceration.  The upgraded R.A.D.A.R. device – with a more robust design and better communications – is expected to relaunch in the first quarter of 2019.

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The marijuana breathalyzer took a step closer to realization with the detection of delta-9-THC (the psychoactive agent) captured from a vapor sample.  The ability of our technology to detect delta-9-THC down to a concentration of 5 nanograms per milliliter has been demonstrated in our laboratories.  Detection is accomplished through the SpinDx technology, licensed exclusively by Lifeloc Technologies for drugs of abuse from Sandia National Laboratory.  More work is needed to convert this technology into a simple-to-operate device suitable for roadside testing.  The next step is human testing of the collection and detection mechanism.

“We are working hard to improve the business through investment both in infrastructure and new product development,” commented Dr. Wayne Willkomm, President and CEO.  “We are nearing the end of the investment cycle in infrastructure with the winding down of implementation expenses of this year’s new ERP (Enterprise Resource Planning) system.  Likewise, we expect to start to realize benefits from the heavy product investments of the last few years.”
About Lifeloc Technologies

Lifeloc Technologies, Inc. (OTC: LCTC) is a trusted U.S. manufacturer of evidential breath alcohol testers and related training and supplies for Workplace, Law Enforcement, Corrections and International customers.  Lifeloc stock trades over-the-counter under the symbol LCTC.  We are a fully reporting Company with our SEC filings available on our web site, www.lifeloc.com.

Forward Looking Statements

This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, which involve substantial risks and uncertainties that may cause actual results to differ materially from those indicated by the forward-looking statements. All forward-looking statements expressed or implied in this press release, including statements about our strategies, expectations about new and existing products, market demand, acceptance of new and existing products, technologies and opportunities, market size and growth, and return on investments in products and market, are based on information available to us on the date of this document, and we assume no obligation to update such forward-looking statements. Investors are strongly encouraged to review the section titled “Risk Factors” in our SEC filings.

R.A.D.A.R.® is a registered trademark of Lifeloc Technologies, Inc.
SpinDx™ is a trademark of Sandia Corporation.

Sarah Foley
Lifeloc Technologies, Inc.
http://www.lifeloc.com
(303) 431-9500

LIFELOC TECHNOLOGIES, INC.
Condensed Balance Sheets ASSETS
	September 30,
	2018	December 31,
CURRENT ASSETS:	(Unaudited)	2017
Cash	$2,657,328	$2,669,455
Accounts receivable, net	724,221	593,326
Inventories, net	1,354,768	1,175,103
Income taxes receivable	53,089	121,401
Prepaid expenses and other	85,486	21,804
Total current assets	4,874,892	4,581,089

PROPERTY AND EQUIPMENT, at cost:
Land	317,932	317,932
Building	1,928,795	1,928,795
Real-time Alcohol Detection And Recognition equipment and software	569,448	569,448
Production equipment and software	783,490	556,025
Training courses	432,375	432,375
Office equipment and software	270,241	204,282
Sales and marketing equipment	273,433	216,330
Research and development equipment and software	159,810	131,770
Less accumulated depreciation	(1,658,104)	(1,349,499
Total property and equipment, net	3,077,420	3,007,458

OTHER ASSETS:
Patents, net	174,045	177,244
Deposits and other	5,144	259,037
Deferred taxes	77,782	66,531
Total other assets	256,971	502,812
Total assets	$8,209,283	$8,091,359

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable	$315,219	$297,096
Term loan payable, current portion	42,757	42,101
Customer deposits	15,941	48,763
Accrued expenses	272,085	264,290
Deferred revenue, current portion	45,027	53,137
Reserve for warranty expense	41,000	40,000
Total current liabilities	732,029	745,387

TERM LOAN PAYABLE, net of current portion and
debt issuance costs	1,380,201	1,410,185

DEFERRED REVENUE, net of current portion	10,354	9,683

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY:
Common stock, no par value; 50,000,000 shares
authorized, 2,454,116 shares outstanding	4,593,279	4,580,177
Retained earnings	1,493,420	1,345,927
Total stockholders' equity	6,086,699	5,926,104
Total liabilities and stockholders' equity	$8,209,283	$8,091,359

LIFELOC TECHNOLOGIES, INC.
Condensed Statements of Income (Unaudited)

	Three Months Ended September 30,
REVENUES:	2018	2017
Product sales	$1,985,520	$1,944,734
Royalties	46,417	43,785
Rental income	23,822	12,160
Total	2,055,759	2,000,679

COST OF SALES	1,111,067	1,118,203

GROSS PROFIT	944,692	882,476

OPERATING EXPENSES:
Research and development	249,092	242,005
Sales and marketing	331,505	367,101
General and administrative	271,172	268,667
Total	851,769	877,773

OPERATING INCOME	92,923	4,703

OTHER INCOME (EXPENSE):
Interest income	7,676	1,036
Interest expense	(14,957)	(15,261)
Total	(7,281)	(14,225)

NET INCOME (LOSS) BEFORE PROVISION FOR TAXES	85,642	(9,522)

(PROVISION FOR) BENEFIT FROM FEDERAL AND STATE INCOME TAXES	(27,478)	9,712

NET INCOME	$58,164	$190

NET INCOME PER SHARE, BASIC	$0.02	$-

NET INCOME PER SHARE, DILUTED	$0.02	$-

WEIGHTED AVERAGE SHARES, BASIC	2,454,116	2,454,116

WEIGHTED AVERAGE SHARES, DILUTED	2,504,116	2,511,925

LIFELOC TECHNOLOGIES, INC.
Condensed Statements of Income (Unaudited)

	Nine Months Ended September 30,
REVENUES:	2018	2017
Product sales	$6,121,553	$5,706,328
Royalties	207,840	268,127
Rental income	57,524	57,075
Total	6,386,917	6,031,530

COST OF SALES	3,446,592	3,171,449

GROSS PROFIT	2,940,325	2,860,081

OPERATING EXPENSES:
Research and development	840,647	690,198
Sales and marketing	997,563	1,074,219
General and administrative	864,629	858,987
Total	2,702,839	2,623,404

OPERATING INCOME	237,486	236,677

OTHER INCOME (EXPENSE):
Interest income	14,113	4,682
Interest expense	(47,045)	(45,572)
Total	(32,932)	(40,890)

NET INCOME BEFORE PROVISION FOR TAXES	204,554	195,787

PROVISION FOR FEDERAL AND STATE INCOME TAXES	(57,061)	(49,736)

NET INCOME	$147,493	$146,051

NET INCOME PER SHARE, BASIC	$0.06	$0.06

NET INCOME PER SHARE, DILUTED	$0.06	$0.06

WEIGHTED AVERAGE SHARES, BASIC	2,454,116	2,454,116

WEIGHTED AVERAGE SHARES, DILUTED	2,504,116	2,520,414

LIFELOC TECHNOLOGIES, INC.
Condensed Statements of Cash Flows (Unaudited)

	Nine Months Ended September 30,
CASH FLOWS FROM OPERATING ACTIVITIES:	2018	2017
Net income	$147,493	$146,051
Adjustments to reconcile net income to net cash
provided from (used in) operating activities-
Depreciation and amortization	320,983	225,310
Provision for inventory obsolescence, net change	42,500	37,500
Deferred taxes, net change	(11,251)	12,836
Reserve for warranty expense, net change	1,000	1,000
Stock based compensation expense related to
stock options	13,102	18,494
Changes in operating assets and liabilities-
Accounts receivable	(130,895)	(228,666)
Inventories	(222,165)	(414,648)
Income taxes receivable	68,312	16,134
Prepaid expenses and other	(63,682)	(204)
Deposits and other	253,893	(145,010)
Accounts payable	18,123	96,348
Customer deposits	(32,822)	14,423
Accrued expenses	7,795	20,889
Deferred revenue	(7,439)	(6,861)
Net cash provided from (used in) operating activities	404,947	(206,404)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(378,567)	(139,736)
Cash paid for software acquired in asset acquisition	-	(396,948)
Cash paid for equipment acquired in asset acquisition	-	(351,250)
Reclassification of equipment and software acquired in
asset acquisition as inventory	-	178,750
Cash paid for patents and patent applications acquired
in asset acquisition	-	(100,000)
Patent filing expense	(6,648)	(17,217)
Net cash (used in) investing activities	(385,215)	(826,401)

CASH FLOWS FROM FINANCING ACTIVITIES:
Principal payments made on term loan	(31,859)	(30,335)
Net cash (used in) financing activities	(31,859)	(30,335)

NET (DECREASE) IN CASH	(12,127)	(1,063,140)

CASH, BEGINNING OF PERIOD	2,669,455	3,772,064

CASH, END OF PERIOD	2,657,328	$2,708,924

SUPPLEMENTAL INFORMATION:
Cash paid for interest	$44,270	$30,040

Cash paid for income tax	$-	$13,844